Exhibit (h)(4)

SCHEDULE A

LIST OF FUNDS AND PORTFOLIOS AND PRINCIPAL PLACES OF BUSINESS

Fund	Portfolio	Class
Legg Mason Partners Institutional Trust

Western Asset Institutional Liquid Reserves		Institutional, Investor, Administrative, SVB L, and SVB I

Western Asset Institutional U.S. Treasury Reserves		Institutional, Investor, Administrative

Western Asset Institutional Cash Reserves		Institutional, Premium, Investor, Administrative, S, L and SVB

Western Asset Institutional Tax Free Reserves		Institutional, Investor, Administrative

Western Asset Institutional AMT Free Municipal Money Market Fund		Institutional, Premium, Investor, Administrative

Western Asset Institutional Government Reserves		Institutional, Premium, Investor, Administrative

Western Asset Institutional U.S. Treasury Obligations Money Market Fund		Institutional, Investor, Administrative

Legg Mason Partners Money Market Trust

Western Asset California Tax Free Money Market Fund		N, Service
Western Asset Liquid Reserves		N, Service
Western Asset Tax Free Reserves		N, Service
Western Asset New York Tax Free Money Market Fund		N, Service
Western Asset U.S. Treasury Reserves		N, Service
Western Asset Connecticut Municipal Money Market Fund		N, Service
Western Asset Government Reserves		N, Service

Legg Mason Partners Premium Money Market Trust

Western Asset Premium Liquid Reserves		–
Western Asset Premium U.S. Treasury Reserves		–
Western Asset Premium Tax Free Reserves		–

The principal place of business for each fund is:

Legg Mason Funds

620 Eighth Avenue, 49th Floor

New York, NY 10018